

A Fairness Opinion Analysis for:

Voxware, Inc.

As of September 7, 2010

CBIZ

Table of Contents

CBIZ

Purpose

Purpose

On or about September 13, 2010, Voxware, Inc. ("Voxware" or the "Company") will commence an offer to purchase in cash common shares $0.001 par value per share (the "Common Stock") of the Company ("Tender Offer"), by which Voxware will offer to purchase the outstanding Common Stock of shareholders unaffiliated with the Company and the Tender Offer for a consideration of $1.00 per share.

On June 21, 2010, Voxware retained CBIZ Valuation Group, LLC to provide valuation consulting services pertaining to the potential values of its common stock under various scenarios.

On September 3, 2010, the Special Committee of the Board of Directors (the "Special Committee") retained CBIZ Valuation Group, LLC to render an opinion (the "Opinion") as to whether the consideration to be received by the Company's stockholders in the Tender Offer is fair from a financial point of view, to such holders (other than affiliates of the Company).

What is a Fairness Opinion?

What is a Fairness Opinion?

A fairness opinion serves a number of purposes, including the following:

- Provides independent information to assist the board of directors in their decision making.
- Demonstrates to the company's stakeholders that the board of directors has taken one of many necessary steps to make a reasoned proposal to its constituency.

This Opinion **is not**:

- A fiduciary or legal opinion
- Addressed to the stakeholders
- A determination of the highest attainable price; it can only indicate that a transaction is within a reasonable range
- A guarantee against bankruptcy
- A recommendation in favor of the Tender Offer
- A substitute for the board's own investigation
- A valuation of assets or securities

Scope and Limitations

Scope and Limitations

In the course of our analyses for rendering this Opinion, we:

- Read various Tender Offer documents, including the Draft Offer to Purchase Common Stock dated September 3, 2010.
- Read the following financial information pertaining to Voxware:
  - Audited financial statements for the years ended June 30, 2006, through June 30, 2010, as reported in the Company's Form 10K filings with the U.S. Securities and Exchange Commission (SEC).
  - Draft audited financial statements for the year ended June 30, 2010, as prepared by Voxware's management ("Management"). Management does not expect any changes in the financials in their final audited form.
  - Internal financial statements for the one-month periods ended July 31, 2009, and July 31, 2010.
  - An estimate of revenue and operating income for the one-month period ended August 31, 2010.
  - Projected financial statements for the years ending June 30, 2011, through June 30, 2014 (the "Voxware Projections"), prepared by Management.
- Read the minutes of the Voxware board of directors' meetings on December 10, 2009; January 28, 2010; April 22, 2010; and May 27, 2010.

CBIZ

Scope and Limitations

In the course of our analyses for rendering this Opinion, we:

- Inquired of Management as to the foundation for the Voxware Projections and the basic assumptions made in their projections relating to the business, markets, economic conditions, capital facilities and working capital requirements.
- Held discussions with Management to discuss Voxware's operations, historical financial results and future prospects.
- Read other documents presented by the Company and forms of certain documents to be delivered at the closing of the Tender Offer.

Scope and Limitations

In the course of our analyses for rendering this Opinion, we:

- Analyzed certain publicly available, economic, financial and market information as it relates to the business operations of Voxware.
- Considered publicly available data and stock market performance data of public companies that are comparable to Voxware.
- Analyzed information regarding transactions involving businesses similar to Voxware and investigated the financial terms of those transactions.
- Gathered other data and conducted such other studies, analyses, inquiries and investigations that we deemed appropriate.

Scope and Limitations

- In the course of our analysis, we assumed and relied upon the accuracy and completeness of the financial statements, forecasts, projections and other information provided to us by Management. We further relied upon the assurances of Management that they were unaware of any facts that would make the information provided to us incomplete or misleading. We did not assume any responsibility for independent verification of such information or assurances.

- We assumed that the financials and projections provided by the Company accurately represent the historical and expected operations of Voxware.

- Our analysis does not constitute an examination, review of, or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (AICPA). We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements are presented in conformity with AICPA presentation guidelines.

Scope and Limitations

- There will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material.

- We assumed that there has been no material change in the assets, financial condition, business or prospects of Voxware since the date of the most recent financials provided to us.

- We assumed that the Tender Offer will be consummated on the terms set forth in the documents provided, without waiver or modification of any material terms.

- We are not aware of any other compensatory arrangements with the shareholders or officers of the Company in conjunction with the Tender Offer.

- Our opinion is necessarily based on business, economic, market and other conditions as they existed as of the date of the Opinion. We did not undertake any activities to update, revise or reaffirm the Opinion.

Scope and Limitations

- No guideline public company or merger and acquisition transaction used in our analysis as a comparison is identical to Voxware or the contemplated Tender Offer.

- We make no opinion as to the ramification of any legal proceedings against or on behalf of Voxware on the fairness of the Tender Offer.

- We are not tax accountants or attorneys; therefore, we do not offer any advice or opinion as to tax considerations regarding Voxware, that may arise from the Tender Offer.

- Management has given us no indications that the projections provided to us are not their best estimate of expected operations of Voxware or that these projections are not viable.

CBIZ

Scope and Limitations

Please note the following:

- We have relied on Management's representation of its business decision to effect the Tender Offer, and our Opinion does not incorporate an independent analysis of Voxware's underlying business decision to effect the Tender Offer.
- We were not asked to, and did not, solicit third-party expressions of interest in acquiring all or any part of Voxware's assets or securities.
- We were not asked to negotiate the Tender Offer or to provide advice with respect to alternatives.
- We did not consider the financial condition of Voxware following the Tender Offer, the reasonableness of the capital structure of the Voxware, or any solvency related issues.
- Nothing in this Opinion should be construed as investment advice to the shareholders of Voxware with regard to tendering or not tendering their shares in this Tender Offer.

CBIZ

Tender Offer Overview

Tender Offer Overview

- Pursuant to the Tender Offer, Voxware is offering to purchase shares of its Common Stock in a Tender Offer for $1.00 per share in cash without interest.
- As of the current date, the Company has 8,096,267 shares outstanding. Of this amount, a maximum of 2,217,000 shares are expected to participate in the Tender Offer.
- Over the last 30 trading days, the Company's shares have traded in a range of $0.56 to $0.87 per share, closing at $0.75 per share on September 7, 2010.
- Certain affiliated shareholders will not participate in the Tender Offer.
- On September 10, 2010, the Company is expected to enter into a Securities Purchase Agreement with Co-Investment Fund II, L.P., an affiliate of Cross Atlantic Technology Fund II, L.P. and affiliated shareholder, pursuant to which the Co-Investment Fund II, L.P., contemporaneously with the closing of the Tender Offer will purchase up to 1,956,522 shares of a newly created Series A Non-Participating Convertible Preferred Stock at a purchase price of $1.15 per share, or $2,250,000 in the aggregate (the "Series A Transaction Offer"). The Series A Transaction will close immediately prior to the closing of the Tender Offer. The Series A Transaction is not a component of the Opinion or the fairness opinion analysis.

CBIZ

Background Information

Background Information

- Voxware is a publicly traded company listed on the Listing Qualifications Department of The NASDAQ Stock Market, Inc. ("NASDAQ") under the ticker symbol "VOXW."

- On August 2, 2010, the Company received a letter from NASDAQ informing the Company of its non-compliance with NASDAQ Marketplace Rule 5550(a)(2), which requires companies listed on the NASDAQ Capital Market to maintain a minimum bid price of $1.00 per share.

- On August 3, 2010, the Company announced that Version 4.0 of its Voxware 3 product line is now available.

- On September 2, 2010, the Company received a delisting notice from NASDAQ.

CBIZ

Background Information

- On August 23, 2010, Voxware entered into an Eighth Loan Modification Agreement with Silicon Valley Bank that amends the Company's existing revolving line of credit.
- Approximately 80% of the Company's shares are held by insiders.
- Approximately 20% of the Company's shares are publicly-held.
- Voxware was incorporated on August 20, 1993, and is headquartered in Hamilton, New Jersey.
- Voxware and subsidiaries is a leading provider of software for voice recognition solutions that direct the work of the warehouse workforce. Warehouse workers, wearing headsets with microphones, speak back and forth to the Company's voice applications. Since these workers can now work "hands and eyes free" when performing a wide array of tasks such as picking, putaway and receiving, worker productivity typically increases while errors can be reduced.

Background Information

- The Company's primary software product is Voxware 3. Voxware 3 is a unique product in the supply chain market as it combines (i) a studio for designing and configuring voice solutions, (ii) an open, standards-based environment and (iii) a patented software technology for managing speech recognition within a Web browser architecture. By using technology that leverages open, Web-centric standards to integrate voice solutions within their overall IT infrastructures with a system that is configurable and adaptable, Voxware's customer can respond to change rapidly. Thus, the Company finds its customers achieve benefits faster with less cost since systems can be implemented more rapidly using fewer resources.

- A complete voice recognition solution combines software, hardware and professional services. The primary focus and the core of Voxware's business is the software component of the solution. Customers may choose from a variety of certified hardware devices, which may or may not be supplied by Voxware. Customers may also choose to have solutions delivered by receiving services from the Company or from its certified partners that also resell the Voxware solution. Therefore, the software that both enables voice recognition and also facilitates the creation of voice applications or workflows is the foundation of the Company's business.

Background Information

- The Company sells Voxware 3 primarily to large companies that operate warehouses and distribution centers. Voxware's customers come from a variety of industry sectors, including food service, grocery, retail, consumer packaged goods, automotive parts, third-party logistics, publishing and wholesale distribution. The Company's technology has the ability to integrate easily with an external warehouse management system ("WMS").

- The Company also sells software and hardware accessories to value-added resellers ("VARS"), who in turn develop and deliver voice solutions based on Voxware software for their customers.

- Voxware's revenues are generated primarily from software license fees, professional services and hardware products sales to both end customers and VARs.

- The European customer accounted for 27% and 28% of the Company's total revenue for fiscal years 2010 and 2009, respectively.

CBIZ

Background Information

- The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, including the Company's ability to compete in the voice-based logistics market, the budgeting cycles of potential customers, the lengthy sales cycle of the Company's solution, the volume of and revenues derived from sales of products utilizing their third-party partners network, the introduction of new products or services by the Company or its competitors, pricing changes in the industry, the degree of success of the Company's efforts to penetrate its target markets, technical difficulties with respect to the use of products developed by the Company or its licensees and general economic condition.

CBIZ

Background Information

- The Company's Board of Directors includes the following:
  - Joseph A. Allegra, Chairman of the Board
  - Scott J. Yetter, President and CEO
  - James L. Alexandre
  - Donald R. Caldwell
  - Don Cohen
  - Robert Olanoff
  - David J. Simbari

- The Company's Management team and key employees includes the following:
  - Mr. Scott J. Yetter, President and CEO
  - Mr. William G. Levering III, Vice President and Chief Financial Officer
  - Mr. David Vetter, Chief Technology Officer
  - Mr. Stephen J. Gerrard, Vice President, Marketing & Strategic Planning
  - Mr. Charles K. Rafferty, Vice President and General Manager, North American Operations
  - Mr. Gareth Giles Knopp, Managing Director, Voxware UK
  - Mr. Krishna Venkatasamy, Vice President, Product Strategy and Management

CBIZ

Financial Overview


1100010101

FINANCIAL OVERVIEW
COMPARATIVE BALANCE SHEETS
($000's)

Statement Type:	Audited	Audited	Audited	Audited	Internal
Basis:	Accrual	Accrual	Accrual	Accrual	Accrual
	As of	As of	As of	As of	As of
ASSETS:	06/30/07	06/30/08	06/30/09	06/30/10	07/31/10
CURRENT ASSETS					
Cash and Cash Equivalents	$ 4,961	$ 3,503	$ 4,342	$ 3,360	$ 2,236
Accts. Receivable	5,238	6,134	3,350	2,415	1,997
Inventories	1,046	533	564	643	639
Other Current Assets	475	543	370	327	298
TOTAL CURRENT ASSETS	11,720	10,713	8,626	6,745	5,170
PROPERTY, PLANT AND EQUIPMENT, Net	359	663	454	347	344
OTHER ASSETS					
Other Asset	53	316	184	247	243
TOTAL OTHER ASSETS	53	316	184	247	243
TOTAL ASSETS	$ 12,132	$ 11,692	$ 9,264	$ 7,339	$ 5,757

This schedule was compiled from financial information provided by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

FINANCIAL OVERVIEW
COMPARATIVE BALANCE SHEETS
($000's)

Statement Type:	Audited	Audited	Audited	Audited	Internal
Basis:	Accrual	Accrual	Accrual	Accrual	Accrual
	As of	As of	As of	As of	As of
LIABILITIES AND EQUITY:	06/30/07	06/30/08	06/30/09	06/30/10	07/31/10
CURRENT LIABILITIES					
Current Portion of Long-Term Debt	$ 687	$ 566	$ 525	$ 150	$ 150
Trade Accounts Payable & Accrued Expenses	4,025	3,305	2,541	2,438	1,835
Deferred Revenue	3,727	3,043	2,365	2,683	1,990
TOTAL CURRENT LIABILITIES	8,439	6,914	5,431	5,271	3,975
LONG-TERM LIABILITIES					
Long-Term Debt	941	375	163	13	-
Long-term Portion of Deferred Revenue	-	105	85	159	152
LONG-TERM LIABILITIES	941	480	248	172	152
EQUITY					
Capital Stock	6	6	8	8	8
Paid-in Capital	78,088	79,032	83,143	84,551	84,653
Retained Earnings, net	(75,342)	(74,740)	(79,566)	(82,663)	(83,031)
TOTAL EQUITY	2,752	4,298	3,585	1,896	1,630
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 12,132	$ 11,692	$ 9,264	$ 7,339	$ 5,757

This schedule was compiled from financial information provided by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.



FINANCIAL OVERVIEW
COMPARATIVE STATEMENTS OF INCOME
($000's)

Statement Type:	Audited	Audited	Audited	Audited	Estimated	Internal	Internal
Basis:	Accrual	Accrual	Accrual	Accrual	Accrual	Accrual	Accrual
	Fiscal Year Ended	Fiscal Year Ended	Fiscal Year Ended	Fiscal Year Ended	Trailing 12 Months Ended	1 Month Ended	1 Month Ended
	06/30/07	06/30/08	06/30/09	06/30/10	07/31/10	07/31/09	07/31/10
TOTAL REVENUES	$ 15,420	$ 23,384	$ 14,527	$ 12,586	$ 12,751	$ 645	$ 810
COST OF GOODS SOLD	6,498	9,553	6,295	4,908	4,934	343	369
GROSS PROFIT	8,922	13,831	8,232	7,678	7,817	302	441
OPERATING EXPENSES	10,683	12,984	12,727	10,455	10,354	888	787
OPERATING INCOME	(1,761)	847	(4,495)	(2,777)	(2,537)	(586)	(346)
OTHER INCOME (EXPENSE)							
Interest Expense, Net	37	24	(28)	(49)	(46)	(4)	(1)
Depreciation & Amortization	(212)	(279)	(300)	(271)	(269)	(23)	(21)
TOTAL OTHER INCOME (EXPENSE)	(175)	(255)	(328)	(320)	(315)	(27)	(22)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	(1,761)	847	(4,495)	(2,777)	(2,537)	(586)	(346)
EARNINGS BEFORE INTEREST & TAXES (EBIT)	(1,973)	568	(4,795)	(3,048)	(2,806)	(609)	(367)
INCOME BEFORE TAXES	$ (1,936)	$ 592	$ (4,823)	$ (3,097)	$ (2,852)	$ (613)	$ (368)

This schedule was compiled from financial information provided by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

CBIZ

Historical Revenue and Profitability



$25,000
$20,000
$15,000
$10,000
$5,000
$-
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
-25.0%
-30.0%
-35.0%
06/30/07
06/30/08
06/30/09
06/30/10
07/31/10
Revenue
EBITDA Margin

CBIZ

Valuation Methods

Valuation Methods

- Income Approach
  - Discounted Cash Flow (DCF) Method

- Market Approaches
  - Public Company Method
  - Merger and Acquisition (M&A) Method

Discounted Cash Flow Method

Discounted Cash Flow Method - Projections

- We relied on the Voxware Projections for the years ending June 30, 2011, through June 30, 2014.
- The Voxware Projections included a “Status Quo” scenario, a “Status Quo (Adjusted for Private Savings)” scenario and a “Private” scenario.
- Terminal value was calculated via a revenue exit multiple.

Discounted Cash Flow Method – Scenario Summary

Status Quo Scenario Assumptions

- Under this scenario, the Company is assumed to remain public and to be subject to the related costs and procedures of public company compliance.
- Revenues are projected to increase at annual rates ranging from approximately 15% to 19% over the projection period. These growth rates are higher than most of the companies presented in the public company method analysis, in contrast to compound annual growth rates of -6.5% and -2.7% from June 30, 2007 and June 30, 2008, to June 30, 2010, respectively.
- Earnings before interest, taxes, depreciation and amortization (EBITDA) margins are projected to increase from -22.1% as of June 30, 2010, to 1.8% as of June 30, 2014. These margins are below most of the companies presented in the public company method analysis.
- The working capital assumptions imply a revenue to working capital position at the low end of the range of the companies used in the public company method.

CBIZ

Discounted Cash Flow Method - Projections


Projected Revenue and Profitability
(Status Quo Scenario)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-10.0%
-12.0%
-14.0%
06/30/11
06/30/12
06/30/13
06/30/14
Projected Revenue
Projected EBITDA Margin

Discounted Cash Flow Method – Scenario Summary

Status Quo (Adjusted Private Savings) Scenario Assumptions

- The assumptions under this scenario are similar to the Status Quo scenario, with the exception that the Company has eliminated its estimates of the cost of remaining public.
- The EBITDA margin under this scenario is projected to improve to 4.8% by June 30, 2014.

Discounted Cash Flow Method - Projections



Projected Revenue and Profitability
(Status Quo Scenario - Adjusted for Private Savings)
$25,000
$20,000
$15,000
$10,000
$5,000
$-
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
06/30/11
06/30/12
06/30/13
06/30/14
Projected Revenue
Projected EBITDA Margin

Discounted Cash Flow Method – Scenario Summary

Private Scenario Assumptions

- Voxware indicated that this scenario is dependant upon the successful close of the Tender Offer, followed by the close of the Series A Transaction. Furthermore, it was indicated that the Company would not pursue this scenario if these transactions (the Tender Offer and the Series A Transaction) did not close.

- Revenues are projected to increase at annual rates ranging from approximately 29% to 38%. These rates are much greater than rates observed historically for the Company and are greater than expected revenue growth rates for the companies in the public company method for the next two years.

- The EBITDA margin is projected to improve to 8.1% in June 2013 and 17% in June 2014. These margins are between the current median and high observations for the companies in the public company method. The projected margin of 17% in June 2014 is near the median projected December 31, 2011, margin for the companies in the public company method.

- The Company is projected to have revenue to working capital significantly lower than the current low observation of the companies in the public company method.

- This projection scenario was considered, but was not included in this valuation analysis as (i) the revenue and margin projections were beyond ranges exhibited by the Company historically and (ii) the revenue growth projections exceeded those expected by the selected guideline companies by significant amounts.

Discounted Cash Flow Method - Projections



Projected Revenue and Profitability
(Private Scenario)
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
06/30/11
06/30/12
06/30/13
06/30/14
Projected Revenue
Projected EBITDA Margin

Discounted Cash Flow Method – Discount Rate

- The discount rate for each scenario was estimated based on the weighted average cost of capital (WACC).
- The cost of equity was estimated using the capital asset pricing model.
- The capital structure (100% equity, 0% debt) was based on levels exhibited by the publicly traded companies considered in the public company method and industry data provided by Morningstar.
- The median levered beta was derived based on the publicly traded companies considered in the public company method and industry data provided by Morningstar.
- The business-specific risk premium for each scenario was estimated based on our informed judgment, considering the factors of size, projected growth, track record, competitive position, and customer diversification.
- Status Quo Scenario WACC = 19%.
- Status Quo Scenario Adjusted for Private Savings WACC = 19%.

INCOME APPROACH
DISCOUNTED CASH FLOW METHOD - STATUS QUO
($000's)

	Projected					
	12 Months Ending 06/30/11	12 Months Ending 06/30/12	12 Months Ending 06/30/13	12 Months Ending 06/30/14		
TOTAL REVENUES	$ 14,945	$ 17,221	$ 19,771	$ 23,347	Revenue	$ 23,347
COST OF GOODS SOLD	5,384	6,242	6,828	7,753		
GROSS PROFIT	9,561	10,979	12,943	15,595		
OPERATING EXPENSES	11,491	12,562	13,798	15,164		
OPERATING INCOME	(1,930)	(1,583)	(855)	430		
OTHER INCOME (EXPENSE)						
Interest Income	-	-	-	-		
Interest Expense (Short-term)	-	-	-	-		
Depreciation & Amortization	(372)	(572)	(572)	(472)		
TOTAL OTHER INCOME (EXPENSE)	(372)	(572)	(572)	(472)		
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	(1,930)	(1,583)	(855)	430		
INCOME BEFORE TAXES	(2,302)	(2,155)	(1,427)	(42)		
PROVISION FOR INCOME TAXES	-	-	-	-		
DEBT-FREE NET INCOME	(2,302)	(2,155)	(1,427)	(42)		
PLUS (MINUS):						
Depreciation & Amortization	372	572	572	472		
Cashless Debt-Free Working Capital Additions	-	-	-	-		
Share-Based Compensation	1,439	1,439	1,439	1,439		
Capital Expenditures	(200)	(200)	(200)	(200)		
DEBT-FREE NET CASH FLOW	(691)	(344)	384	1,669		
Adjusted Partial Period Debt-Free Cash Flow For Period Beginning: September 08, 2010	(516)					
					EV/ Revenue Multiple[1]	0.5
						$ 11,674
Discount Rate	19.0%					
Years to Discount	0.41	1.31	2.31	3.31		3.81
Discount Factor	0.9312	0.7962	0.6691	0.5623		0.5154
Present Values	(480)	(274)	257	938		6,017

Sum of Present Values of Interim Cash Flows	441
Cash	2,236
Fair Value of NOL Benefit	591
Present Value of Non-Cash Compensation[2]	(2,351)
Present Value of Terminal Value	6,017
Business Enterprise Value	6,935
Minus:	
Capitalization Financing (Term Debt)	150
Equity Value	6,785
Rounded Equity Value	**$ 6,800**

Summary Statistics				
Sales Growth	18.7%	15.2%	14.8%	18.1%
Gross Margin	64.0%	63.8%	65.5%	66.8%
EBITDA Margin	-12.9%	-9.2%	-4.3%	1.8%
Pretax Margin	-15.4%	-12.5%	-7.2%	-0.2%
Sales/Cashless Debt-Free Working Capital	(16.8)	(19.3)	(22.2)	(26.2)
Sales/Capital Expenditures	74.7	86.1	98.9	116.7

Notes:

[1]Based on the median EV/Revenue multiple under the M&A data.

[2]We utilized the present value of the tax effected non-cash compensation amounts ($1,439 per year for FY 2011 to FY 2014) discounted at the WACC as a proxy for the uncertain, dilutive effects of the Company's undefined non-cash compensation plan.

INCOME APPROACH
DISCOUNTED CASH FLOW METHOD - STATUS QUO (ADJUSTED FOR PRIVATE SAVINGS)
($000's)

	Projected					
	12 Months Ending 06/30/11	12 Months Ending 06/30/12	12 Months Ending 06/30/13	12 Months Ending 06/30/14		
TOTAL REVENUES	$ 14,945	$ 17,221	$ 19,771	$ 23,347	Revenue	$ 23,347
COST OF GOODS SOLD	5,384	6,242	6,828	7,753		
GROSS PROFIT	9,561	10,979	12,943	15,595		
OPERATING EXPENSES	10,631	11,817	13,043	14,479		
OPERATING INCOME	(1,070)	(838)	(100)	1,115		
OTHER INCOME (EXPENSE)						
Interest Income	-	-	-	-		
Interest Expense (Short-term)	-	-	-	-		
Depreciation & Amortization	(372)	(572)	(572)	(472)		
TOTAL OTHER INCOME (EXPENSE)	(372)	(572)	(572)	(472)		
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	(1,070)	(838)	(100)	1,115		
INCOME BEFORE TAXES	(1,442)	(1,410)	(672)	643		
PROVISION FOR INCOME TAXES	-	-	-	-		
DEBT-FREE NET INCOME	(1,442)	(1,410)	(672)	643		
PLUS (MINUS):						
Depreciation & Amortization	372	572	572	472		
Cashless Debt-Free Working Capital Additions	-	-	-	-		
Share-Based Compensation	1,439	1,439	1,439	1,439		
Capital Expenditures	(200)	(200)	(200)	(200)		
DEBT-FREE NET CASH FLOW	169	401	1,139	2,354		
Adjusted Partial Period Debt-Free Cash Flow For Period Beginning: September 08, 2010	137					
					EV/ Revenue Multiple[1]	0.5
						$ 11,674
Discount Rate	19.0%					
Years to Discount	0.41	1.31	2.31	3.31		3.81
Discount Factor	0.9312	0.7962	0.6691	0.5623		0.5154
Present Values	128	319	762	1,324		6,017
Sum of Present Values of Interim Cash Flows	2,533					
Cash	2,236					
Fair Value of NOL Benefit	792					
Present Value of Non-Cash Compensation[2]	(2,403)					
Present Value of Terminal Value	6,017					
Business Enterprise Value	9,174					
Minus:						
Capitalization Financing (Term Debt)	150					
Equity Value	9,024					
Rounded Equity Value	**$ 9,000**					
Summary Statistics						
Sales Growth	18.7%	15.2%	14.8%	18.1%		
Gross Margin	64.0%	63.8%	65.5%	66.8%		
EBITDA Margin	-7.2%	-4.9%	-0.5%	4.8%		
Pretax Margin	-9.6%	-8.2%	-3.4%	2.8%		
Sales/Cashless Debt-Free Working Capital	(16.8)	(19.3)	(22.2)	(26.2)		
Sales/Capital Expenditures	74.7	86.1	98.9	116.7		

Notes:
[1]Based on the median EV/Revenue multiple under the M&A data.
[2]We utilized the present value of the tax effected non-cash compensation amounts ($1,439 per year for FY 2011 to FY 2014) discounted at the WACC as a proxy for the uncertain, dilutive effects of the Company's undefined non-cash compensation plan.

The comments and assumptions contained in the report which this accompanies are an integral part of this prospective financial analysis.

DCF SENSITIVITY ANALYSIS
($000's)

STATUS QUO SCENARIO

DCF: Exit Multiple vs. Discount Rate					
	0.3	0.4	0.5	0.6	0.7
20.0%	$ 4,200	$ 5,400	$ 6,600	$ 7,700	**$ 8,900**
19.5%	$ 4,300	$ 5,500	$ 6,700	**$ 7,900**	$ 9,100
19.0%	$ 4,400	$ 5,600	**$ 6,800**	$ 8,000	$ 9,200
18.5%	$ 4,400	**$ 5,700**	$ 6,900	$ 8,100	$ 9,300
18.0%	**$ 4,500**	$ 5,800	$ 7,000	$ 8,200	$ 9,500

STATUS QUO SCENARIO (ADJUSTED FOR PRIVATE SAVINGS)

DCF: Exit Multiple vs. Discount Rate					
	0.3	0.4	0.5	0.6	0.7
20.0%	$ 6,500	$ 7,600	$ 8,800	$ 9,900	**$ 11,100**
19.5%	$ 6,500	$ 7,700	$ 8,900	**$ 10,100**	$ 11,300
19.0%	$ 6,600	$ 7,800	**$ 9,000**	$ 10,200	$ 11,400
18.5%	$ 6,700	**$ 7,900**	$ 9,100	$ 10,400	$ 11,600
18.0%	**$ 6,800**	$ 8,000	$ 9,300	$ 10,500	$ 11,800

CBIZ

Public Company Method

Public Company Method

- We reviewed publicly traded companies in the application software industry, specifically, software related to supply chain logistics and voice recognition, both nationally and internationally.
- We identified 108 potential guideline companies from sources including Bloomberg, Google Finance, SEC filings, discussions with Management and Company documents.
- We eliminated companies with market caps in excess of $1 billion.
- We eliminated companies with dissimilar product offerings and customer base.

CBIZ

Public Company Method

- 11 companies were included in the final analysis.*
- We gathered data for the selected guideline companies, including historical financial results, projected earnings estimates and other publicly available data.
- We adjusted selected guideline company financial statements to remove nonrecurring and extraordinary items.
- We calculated value multiples for each of the selected guideline companies and adjusted those multiples for factors of size, profitability (current and projected), sales growth (current and projected), and product diversity.

*While none of the companies presented in this analysis are directly comparable to the Company or the Tender Offer, they were selected as being relevant for purposes of this analysis.

CBIZ

Public Company Method

- The majority of the selected guideline companies are significantly larger than Voxware:
  - Median equity market capitalization = $156.8 million
  - Average equity market capitalization = $315.1 million
  - Median sales = $168.8 million

- The selected guideline companies are more profitable than Voxware:

Public Company EBITDA Margins		
	Current	FY +1
Low	-26.9%	3.7%
Median	10.5%	14.5%
High	24.1%	27.1%
Voxware		
Current:		-19.9%
FY +1:		
Status Quo		-12.9%
Status Quo Adjusted for Private Savings		-7.2%

Public Company Method

- The selected guideline companies are generally more diversified than Voxware with regard to customer base and product selection.

- Voxware is anticipating future revenue growth rates greater than those future growth rates anticipated by the typical guideline company:

REVENUE GROWTH	
Public Company Median	
FY +1	7.6%
FY +2	11.5%
Voxware	
Status Quo and Status Quo Adjusted for Private Savings	
FY +1	18.7%
FY +2	15.2%

- Voxware EBITDA margins are expected to remain negative for the next two years while public companies are expected to be positive, for those with projected earnings.

CBIZ

Public Company Method

Public Companies Selected for Comparison

- Andrea Electronics Corp.
- Astea International, Inc.
- Cimetrix, Inc.
- Cognex Corp.
- Dynavox, Inc.
- EMS Technologies, Inc.
- Intermec, Inc.
- JDA Software Group, Inc.
- Manhattan Associates, Inc.
- Network Equipment Technologies, Inc.
- RadiSys Corporation

CBIZ

Public Company Method

PUBLIC COMPANY METHOD
MARKET MULTIPLES

TICKER	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX						
COMPANIES As of $ Millions	Manhattan Associates, Inc. 9/7/10	JDA Software Group Inc. 9/7/10	EMS Technologies Inc. 9/7/10	Astea International Inc. 9/7/10	Network Equipment Technologies Inc. 9/7/10	Intermec, Inc. 9/7/10	Dynavox Inc. 9/7/10	RadiSys Corporation 9/7/10	Andrea Electronics Corp. 9/7/10	Cimetrix Inc. 9/7/10	Cognex Corp. 9/7/10	Low	Lower Quartile	Median	Upper Quartile	High	Voxware, Inc. 9/7/10
Enterprise Value	$ 485.9	$ 1,144.9	$ 232.0	$ 4.0	$ 48.3	$ 489.3	$ 118.6	$ 169.9	$ 3.2	$ 9.3	$ 676.3	$ 3.2	$ 28.8	$ 169.9	$ 487.6	$ 1,144.9	$ 2.9
Current Sales	$ 279.0	$ 493.0	$ 342.1	$ 19.7	$ 68.5	$ 648.3	$ 114.3	$ 290.9	$ 5.1	$ 4.2	$ 223.3	$ 4.2	$ 44.1	$ 223.3	$ 316.5	$ 648.3	$ 12.8
Historic Growth - 3 Period CAGR	-1.1%	19.3%	8.4%	2.5%	-6.6%	-8.0%	18.3%	-0.2%	-3.3%	-8.5%	-2.0%	-8.5%	-5.0%	-1.1%	5.5%	19.3%	-25.2%
Projected Growth (Year 1)	7.6%	24.3%	5.3%	NA	13.3%	2.7%	8.4%	0.9%	NA	NA	NA	0.9%	4.0%	7.6%	10.8%	24.3%	17.2% [1]
ENTERPRISE VALUE (EV) MULTIPLES:																	
Revenues:																	
Current	1.74	2.32	0.68	0.20	0.71	0.75	1.04	0.58	0.61	2.24	3.03	0.20	0.65	0.75	1.99	3.03	4.39

Notes:
[1] Based on Status Quo Growth Scenario

This schedule was compiled from financial information provided to us by outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

CBIZ



PUBLIC COMPANY METHOD
CONCLUSION
($000's)

	Selected Multiple	x One minus Adjustment Factor	= Indicated Multiple	x Company Performance	+ Cash and Equivalents	= Indicated Invested Capital	- Capitalization Financing	= Indicated Stockholders' Equity
STATUS QUO SCENARIO:								
ENTERPRISE VALUE (EV) MULTIPLES:								
Revenues:								
Current (Median)	0.75	15.0% [1]	0.64	$ 12,751	$ 2,236	$ 10,417	$ 150	$ 10,267
Current (Lower Quartile)	0.65	10.0% [1]	0.58	12,751	2,236	9,655	150	9,505
Current (Low)	0.20	5.0% [1]	0.19	12,751	2,236	4,703	150	4,553
Relevant Range of Values (Rounded)							$ 4,600 to	$ 10,300

	Selected Multiple	x One minus Adjustment Factor	= Indicated Multiple	x Company Performance	+ Cash and Equivalents	= Indicated Invested Capital	- Capitalization Financing	= Indicated Stockholders' Equity
STATUS QUO SCENARIO (ADJUSTED FOR PRIVATE SAVINGS):								
ENTERPRISE VALUE (EV) MULTIPLES:								
Revenue:								
Current (Median)	0.75	0.0%	0.75	$ 12,751	$ 2,236	$ 11,860	$ 150	$ 11,710
Current (Lower Quartile)	0.65	0.0%	0.65	12,751	2,236	10,479	150	10,329
Current (Low)	0.20	0.0%	0.20	12,751	2,236	4,832	150	4,682
Relevant Range of Values (Rounded)							$ 4,700 to	$ 11,700

Notes:
[1]Based on our informed judgement, Voxware would receive a lower multiple as a result of its lower current and expected profitability relative to the public companies.

CBIZ

Merger and Acquisition Method

Merger and Acquisition Method

- We searched for M&A activity in the application software industry since 2005.
- Primary databases and sources included the following:
  - Bloomberg
  - Capital IQ
  - Pratt's Stats
  - Public company SEC filings and press releases
  - Data provided by Management
  - Other publicly available data
- We identified 82 potential guideline acquisitions.
- We eliminated acquisitions involving minority interests.
- We eliminated acquisitions involving companies with dissimilar product offerings and customer base.
- We included nine acquisitions included in our analysis.*

*While none of the companies or transactions presented in this analysis are directly comparable to the Company or the Tender Offer, they were selected as being relevant for purposes of this analysis.


100010101

TRANSACTION DATA
($000's)

Date	Target	Purchase Price: Enterprise Value	Performance Measures: Revenues	Performance Measures: EBITDA	EBITDA	Enterprise Value to: Revenue	Enterprise Value to: EBITDA
05-05	Nuance Communications Inc.	$ 107	$ 54	$ (13)	-23.8%	1.99	NM
08-05	Valentec Systems, Inc	1,094	3,722	563	15.1%	0.29	1.94
08-07	July Soft, Inc.	412	816	42	5.1%	0.50	9.87
10-07	Alliance Systems Holdings, Inc	33,517	99,335	3,735	3.8%	0.34	8.97
04-08	Horizon Technology Group	148	395	17	4.2%	0.37	8.82
11-09	I2 Technologies, Inc.	356	237	52	21.7%	1.50	6.90
02-10	LCNS, LLC	679	1,445	267	18.4%	0.47	2.55
05-10	Dropzone ASA	29	146	4	2.5%	0.20	7.90
06-10	Matrikon, Inc.	139	74	6	8.7%	1.88	NM
	Voxware	Current	$ 12,751	$ (2,537)	-19.9%		
	All Transactions:						
	High	$ 33,517	$ 99,335	$ 3,735	21.7%	1.99	9.87
	Upper Quartile	679	1,445	267	15.1%	1.50	8.90
	Median	356	395	42	5.1%	0.47	7.90
	Lower Quartile	139	146	6	3.8%	0.34	4.72
	Low	29	54	(13)	-23.8%	0.20	1.94

This schedule was compiled from financial information provided by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

CBIZ



1100010101

MERGER & ACQUISITION METHOD
CONCLUSION
($000's)

	Selected Multiple	X Adjustment Factor	- (Indicated Multiple	X Company Performance)	+ Cash and Equivalents	- Indicated Invested Capital	- Capitalization Financing	- Indicated Stockholders' Equity
STATUS QUO SCENARIO:								
ENTERPRISE VALUE (EV) MULTIPLES:								
Revenues:								
Current (Median)	0.47	15.0% [1]	0.40	$ 12,751	$ 2,236	$ 7,325	$ 150	$ 7,175
Current (Lower Quartile)	0.34	10.0% [1]	0.30	12,751	2,236	6,108	150	5,958
Current (Low)	0.20	5.0% [1]	0.19	12,751	2,236	4,659	150	4,509
Relevant Range of Values (Rounded)							$ 4,500 to	$ 7,200

	Selected Multiple	X Adjustment Factor	- (Indicated Multiple	X Company Performance)	+ Cash and Equivalents	- Indicated Invested Capital	- Capitalization Financing	- Indicated Stockholders' Equity
STATUS QUO SCENARIO (ADJUSTED FOR PRIVATE SAVINGS):								
ENTERPRISE VALUE (EV) MULTIPLES:								
Revenue:								
Current (Median)	0.47	0.0%	0.47	$ 12,751	$ 2,236	$ 8,223	$ 150	$ 8,073
Current (Lower Quartile)	0.34	0.0%	0.34	12,751	2,236	6,538	150	6,388
Current (Low)	0.20	0.0%	0.20	12,751	2,236	4,786	150	4,636
Relevant Range of Values (Rounded)							$ 4,600 to	$ 8,100

Notes:
[1] Based on our informed judgement, Voxware would receive a lower multiple as a result of its lower current and expected profitability relative to the guideline transactions.

This schedule was compiled from financial information provided to us by outside sources.
CBIZ Valuation Group, LLC. Assumes no responsibility for the accuracy or completeness of such information.

CBIZ

Valuation Summary

Valuation Summary

- Three methods were utilized to value the equity of the Company under each scenario, providing a relevant range of value indications:

	Status Quo Scenario	Status Quo Scenario – Adjusted for Private Savings
DCF	$5,700 - $7,900	$7,900 - $10,100
Public Company	$4,600 - $10,300	$4,700 - $11,700
Merger & Acquisition	$4,500 - $7,200	$4,600 - $8,100

CBIZ

Valuation Summary

CORRELATION AND CONCLUSION OF VALUE ($000's)				
STATUS QUO SCENARIO				
Approach	**Equity Value**			
	Low		**High**	
INCOME APPROACH				
Discounted Cash Flow Method	$ 5,700		$ 7,900	
MARKET APPROACH				
Merger & Acquisition Method	4,500		7,200	
Public Company Method	4,600		10,300	
Relevant Value Range (Rounded)	**$ 4,500**	**to**	**$ 10,300**	
STATUS QUO SCENARIO ADJUSTED FOR PRIVATE SAVINGS				
Approach	**Equity Value**			
	Low		**High**	
INCOME APPROACH				
Discounted Cash Flow Method	$ 7,900		$ 10,100	
MARKET APPROACH				
Merger & Acquisition Method	4,600		8,100	
Public Company Method	4,700		11,700	
Relevant Value Range (Rounded)	**$ 4,600**	**to**	**$ 11,700**	

CORRELATION AND CONCLUSION OF VALUE PER SHARE BASIS			
Shares Outstanding[1]			8,759,892
STATUS QUO SCENARIO			
Approach	**Equity Value**		
	Low		**High**
INCOME APPROACH			
Discounted Cash Flow Method	$ 0.65		$ 0.90
MARKET APPROACH			
Merger & Acquisition Method	$ 0.51		$ 0.82
Public Company Method	$ 0.53		$ 1.18
Relevant Value Range (Rounded)	**$ 0.51**	**to**	**$ 1.18**
Shares Outstanding[1]			8,759,892
STATUS QUO SCENARIO ADJUSTED FOR PRIVATE SAVINGS			
Approach	**Equity Value**		
	Low		**High**
INCOME APPROACH			
Discounted Cash Flow Method	$ 0.90		$ 1.15
MARKET APPROACH			
Merger & Acquisition Method	$ 0.53		$ 0.92
Public Company Method	$ 0.54		$ 1.34
Relevant Value Range (Rounded)	**$ 0.53**	**to**	**$ 1.34**

Notes:

[1]Provided by Management - Total Outstanding Prior to Tender/Split

CBIZ

Valuation Summary

Status Quo Scenario


Deal Value
Merger & Acquisition Method
Public Company Method
Discounted Cash Flow Method
$2,000
$4,000
$6,000
$8,000
$10,000
$12,000
Total Equity Value ($000s)

CBIZ

Valuation Summary

Status Quo Scenario - Adjusted for Private Savings


Deal Value
Merger & Acquisition Method
Public Company Method
Discounted Cash Flow Method
$3,000
$5,000
$7,000
$9,000
$11,000
$13,000
Total Equity Value ($000s)

CBIZ

Valuation Summary

Overall


Deal Value
Merger & Acquisition Method
Public Company Method
Discounted Cash Flow Method
$3,000
$5,000
$7,000
$9,000
$11,000
$13,000
Total Equity Value ($000s)

Conclusion

Conclusion

On the basis of the foregoing, it is our opinion that the consideration to be received by the Company's stockholders in the Tender Offer is fair, from a financial point of view, to such holders (other than affiliates of the Company).

Supplemental Information

PUBLIC COMPANY METHOD
COMPARATIVE NORMALIZED BALANCE SHEETS

TICKER	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX				
COMPANIES	Manhattan Associates, Inc.	JDA Software Group Inc.	EMS Technologies Inc.	Astea International Inc.	Network Equipment Technologies Inc.	Intermec, Inc.	Dynavox Inc.	RadiSys Corporation	Andrea Electronics Corp.	Cimetrix Inc.	Cognex Corp.				Voxware, Inc.
As Of	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Low	Median	High	7/31/2010
$ Millions															
Assets															
Cash & Marketable Securities	117.7	146.2	44.8	3.5	75.1	223.2	20.8	122.0	2.1	0.4	135.3	0.4	75.1	223.2	2.2
Receivables	46.7	116.1	75.7	3.9	9.9	94.3	17.7	43.2	0.6	0.7	41.2	0.6	41.2	116.1	2.0
Inventory	-	-	65.4	-	4.2	93.0	6.8	15.2	0.8	0.0	20.1	-	4.2	93.0	0.6
Other Current Assets	12.4	102.7	19.3	0.5	6.7	71.9	2.4	36.1	0.3	0.1	31.6	0.1	12.4	102.7	0.3
Total Current Assets	176.8	364.9	205.1	7.9	95.8	482.5	47.8	216.5	3.6	1.2	228.2	1.2	176.8	482.5	5.2
Net Plant, Property, & Equipment	15.0	44.6	46.7	0.2	4.9	36.9	7.1	9.2	0.2	0.0	28.0	0.0	9.2	46.7	0.3
Intangible Assets	64.4	408.8	105.2	4.5	-	2.1	92.2	10.4	1.9	0.1	107.4	-	10.4	408.8	-
Other Assets	14.5	286.8	25.5	0.2	5.4	216.2	43.9	22.5	0.0	0.0	90.9	0.0	22.5	286.8	0.2
Total Assets	270.7	1,105.2	382.6	12.8	106.0	737.6	190.9	258.6	5.7	1.3	454.5	1.3	258.6	1,105.2	5.8
Liabilities & Stockholders' Equity															
Debt in Current Liabilities	-	-	1.5	-	-	-	4.0	17.3	0.0	0.0	-	-	-	17.3	0.2
Accounts Payable	7.7	14.4	32.2	2.7	6.3	81.2	5.5	32.3	0.2	0.1	7.0	0.1	7.0	81.2	1.8
Accrued Expenses	32.6	64.6	14.1	-	10.9	22.0	-	14.1	-	0.4	23.5	-	14.1	64.6	-
Other Current Liabilities	38.6	129.2	45.4	5.7	0.2	38.6	14.6	9.3	0.4	0.2	24.1	0.2	14.6	129.2	2.0
Total Current Liabilities	79.0	208.2	93.1	8.4	17.4	141.7	24.1	73.1	0.6	0.8	54.7	0.6	54.7	208.2	4.0
Long-Term Debt	-	272.5	37.6	-	34.3	-	44.2	50.0	0.1	0.8	-	-	0.8	272.5	-
Deferred Taxes	-	-	5.5	0.2	-	-	-	-	-	-	-	-	-	5.5	-
Minority Interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other Long-Term Liabilities	10.4	31.5	7.2	-	1.9	115.1	45.0	2.5	-	-	4.9	-	4.9	115.1	0.2
Total Long-Term Liabilities	10.4	304.0	50.3	0.2	36.2	115.1	89.2	52.5	0.1	0.8	4.9	0.1	36.2	304.0	0.2
Total Liabilities	89.4	512.2	143.5	8.6	53.6	256.8	113.3	125.6	0.7	1.6	59.6	0.7	89.4	512.2	4.1
Preferred Stock	-	-	-	0.0	-	-	-	-	0.0	-	-	-	-	0.0	-
Common Equity	181.3	593.0	239.2	4.2	52.4	480.7	77.6	133.0	5.0	(0.3)	394.9	(0.3)	133.0	593.0	1.6
Total Equity	181.3	593.0	239.2	4.3	52.4	480.7	77.6	133.0	5.0	(0.3)	394.9	(0.3)	133.0	593.0	1.6
Total Liab. & Stockholders Equity	270.7	1,105.2	382.6	12.8	106.0	737.6	190.9	258.6	5.7	1.3	454.5	1.3	258.6	1,105.2	5.8
Total Invested Capital	181.3	865.4	278.2	4.3	86.7	480.7	125.7	200.4	5.1	0.6	394.9				1.8

This schedule was compiled from financial information provided to us by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.



PUBLIC COMPANY METHOD
COMPARATIVE NORMALIZED BALANCE SHEETS
COMMON SIZE ANALYSIS

TICKER	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX				
COMPANIES	Manhattan Associates, Inc.	JDA Software Group Inc.	EMS Technologies Inc.	Astea International Inc.	Network Equipment Technologies Inc.	Intermec, Inc.	Dynavox Inc.	RadiSys Corporation	Andrea Electronics Corp.	Cimetrix Inc.	Cognex Corp.				Voxware, Inc.
As Of	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Low	Median	High	7/31/2010
$ Millions															
Assets															
Cash & Marketable Securities	43.5%	13.2%	11.7%	27.3%	70.8%	30.3%	10.9%	47.2%	35.8%	31.6%	29.8%	10.9%	30.3%	70.8%	38.8%
Receivables	17.3%	10.5%	19.8%	30.6%	9.3%	12.8%	9.3%	16.7%	9.7%	55.5%	9.1%	9.1%	12.8%	55.5%	34.7%
Inventory	0.0%	0.0%	17.1%	0.0%	4.0%	12.6%	3.6%	5.9%	13.3%	0.2%	4.4%	0.0%	4.0%	17.1%	11.1%
Other Current Assets	4.6%	9.3%	5.0%	3.7%	6.3%	9.8%	1.3%	14.0%	4.4%	3.9%	6.9%	1.3%	5.0%	14.0%	5.2%
Total Current Assets	65.3%	33.0%	53.6%	61.6%	90.4%	65.4%	25.0%	83.7%	63.2%	91.0%	50.2%	25.0%	63.2%	91.0%	89.8%
Gross Plant, Property, & Equip.	0.0%	0.0%	36.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	36.9%	0.0%
Accumulated Depreciation	0.0%	0.0%	24.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	24.7%	0.0%
Net Plant, Property, & Equipment	5.5%	4.0%	12.2%	1.7%	4.6%	5.0%	3.7%	3.5%	4.1%	2.3%	6.2%	1.7%	4.1%	12.2%	6.0%
Intangible Assets	23.8%	37.0%	27.5%	35.3%	0.0%	0.3%	48.3%	4.0%	32.5%	5.1%	23.6%	0.0%	23.8%	48.3%	0.0%
Other Assets	5.4%	26.0%	6.7%	1.4%	5.0%	29.3%	23.0%	8.7%	0.2%	1.5%	20.0%	0.2%	6.7%	29.3%	4.2%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities & Stockholders' Equity															
Debt in Current Liabilities	0.0%	0.0%	0.4%	0.0%	0.0%	0.0%	2.1%	6.7%	0.4%	3.2%	0.0%	0.0%	0.0%	6.7%	2.6%
Accounts Payable	2.9%	1.3%	8.4%	21.0%	6.0%	11.0%	2.9%	12.5%	3.9%	5.6%	1.5%	1.3%	5.6%	21.0%	31.9%
Accrued Expenses	12.1%	5.8%	3.7%	0.0%	10.3%	3.0%	0.0%	5.5%	0.0%	32.3%	5.2%	0.0%	5.2%	32.3%	0.0%
Other Current Liabilities	14.3%	11.7%	11.9%	44.5%	0.1%	5.2%	7.6%	3.6%	6.4%	18.7%	5.3%	0.1%	7.6%	44.5%	34.6%
Total Current Liabilities	29.2%	18.8%	24.3%	65.5%	16.4%	19.2%	12.6%	28.3%	10.7%	59.8%	12.0%	10.7%	19.2%	65.5%	69.0%
Long-Term Debt	0.0%	24.7%	9.8%	0.0%	32.3%	0.0%	23.2%	19.3%	1.5%	61.5%	0.0%	0.0%	9.8%	61.5%	0.0%
Deferred Taxes	0.0%	0.0%	1.4%	1.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	1.4%	0.0%
Minority Interest	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Long-Term Liabilities	3.8%	2.9%	1.9%	0.0%	1.8%	15.6%	23.6%	1.0%	0.0%	0.0%	1.1%	0.0%	1.8%	23.6%	2.6%
Total Long-Term Liabilities	3.8%	27.5%	13.1%	1.4%	34.1%	15.6%	46.8%	20.3%	1.5%	61.5%	1.1%	1.1%	15.6%	61.5%	2.6%
Total Liabilities	33.0%	46.3%	37.5%	66.9%	50.6%	34.8%	59.4%	48.6%	12.3%	121.3%	13.1%	12.3%	46.3%	121.3%	71.7%
Preferred Stock	0.0%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.2%	0.0%	0.0%	0.0%	0.0%	0.2%	0.0%
Common Equity	67.0%	53.7%	62.5%	33.1%	49.4%	65.2%	40.6%	51.4%	87.6%	-21.3%	86.9%	-21.3%	53.7%	87.6%	28.3%
Total Equity	67.0%	53.7%	62.5%	33.1%	49.4%	65.2%	40.6%	51.4%	87.7%	-21.3%	86.9%	-21.3%	53.7%	87.7%	28.3%
Total Liab. & Stockholders Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

This schedule was compiled from financial information provided to us by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

PUBLIC COMPANY METHOD
COMPARATIVE STATEMENTS OF NORMALIZED INCOME

TICKER	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX				
COMPANIES	Manhattan Associates, Inc.	JDA Software Group Inc.	EMS Technologies Inc.	Astea International Inc.	Network Equipment Technologies Inc.	Intermec, Inc.	Dynavox Inc.	RadiSys Corporation	Andrea Electronics Corp.	Cimetrix Inc.	Cognex Corp.				Voxware, Inc.
Latest Twelve Months	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Low	Median	High	7/31/2010
$ Millions															
Sales	279.0	493.0	342.1	19.7	68.5	648.3	114.3	290.9	5.1	4.2	223.3	4.2	223.3	648.3	12.8
Cost of Sales	115.6	186.0	220.6	12.7	40.0	399.5	27.9	197.2	2.2	1.0	62.6	1.0	62.6	399.5	4.9
Gross Profit	163.4	306.9	121.6	7.0	28.5	248.8	86.4	93.7	3.0	3.2	160.6	3.0	93.7	306.9	7.8
Operating Expenses	109.0	189.2	84.8	8.7	47.0	229.1	63.2	78.7	2.4	2.4	118.1	2.4	78.7	229.1	10.4
Operating Profit	54.4	117.7	36.8	(1.7)	(18.5)	19.8	23.2	15.0	0.5	0.8	42.5	(18.5)	19.8	117.7	(2.5)
Depreciation & Amortization	10.0	46.4	19.6	0.6	3.1	15.5	-	13.9	0.5	0.0	9.8	-	9.8	46.4	0.3
Interest Expense	-	14.4	1.9	-	2.3	1.2	6.8	2.3	-	0.1	-	-	1.2	14.4	0.0
Other Inc(Exp) [1]															
Non-op Inc(Exp)	(0.3)	1.9	(0.7)	0.1	1.3	1.3	(0.8)	0.8	0.0	-	(0.0)	(0.8)	0.0	1.9	-
Other	(0.0)	(0.0)	0.0	-	0.0	(0.0)	(0.0)	(0.0)	0.0	0.0	(0.0)	(0.0)	(0.0)	0.0	-
Special Items	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Other Income	(0.3)	1.9	(0.7)	0.1	1.3	1.3	(0.8)	0.8	0.0	0.0	(0.0)	(0.8)	0.0	1.9	-
Pretax Income	44.1	58.8	14.6	(2.3)	(22.5)	4.3	15.6	(0.3)	0.0	0.7	32.7	(22.5)	4.3	58.8	(2.9)
Income Taxes (recomputed)	11.9	17.4	3.3	-	-	4.1	1.2	-	(0.1)	-	3.7	(0.1)	1.2	17.4	-
Adj. Net Income	32.2	41.4	11.2	(2.3)	(22.5)	0.3	14.5	(0.3)	0.1	0.7	28.9	(22.5)	0.7	41.4	(2.9)
Interest and Dividend Income [2]	0.4	1.0	0.3	0.1	1.3	1.3	0.1	1.0	0.0	-	1.3	-	0.4	1.3	-
Adjusted Cash Flow	42.2	87.8	30.9	(1.7)	(19.4)	15.8	14.5	13.5	0.6	0.7	38.7	(19.4)	14.5	87.8	(2.6)
Adjusted EBITDA	53.7	118.6	35.8	(1.7)	(18.4)	19.8	22.4	14.8	0.5	0.8	41.2	(18.4)	19.8	118.6	(2.5)
Adjusted EBIT	43.8	72.2	16.2	(2.3)	(21.5)	4.3	22.4	1.0	0.0	0.8	31.4	(21.5)	4.3	72.2	(2.8)
Adjusted Debt-Free Net Income	32.2	45.6	11.7	(2.3)	(22.5)	1.4	15.0	(0.3)	0.1	0.7	28.9	(22.5)	1.4	45.6	(2.9)
Adjusted Debt-Free Cash Flow	42.2	92.0	31.3	(1.7)	(19.4)	16.9	15.0	13.5	0.6	0.7	38.7	(19.4)	15.0	92.0	(2.6)

	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX				Voxware, Inc. Stay Private	Voxware, Inc. Status Quo	Voxware, Inc. Status Quo (Adj.)
Analyst Projections FY+1	12/31/10	12/31/10	12/31/10	12/31/10	12/31/10	12/31/10	12/31/10	12/31/10	12/31/10	12/31/10	12/31/10				06/30/11	06/30/11	06/30/11
Revenues	$ 299.8	$ 613.0	$ 360.4	NA	$ 77.5	$ 666.0	$ 123.9	$ 293.4	NA	NA	NA	$ 77.5	$ 299.8	$ 666.0	$ 16.3	$ 14.9	$ 14.9
EBITDA	53.6	159.7	37.1	NA	NA	24.4	33.6	32.4	NA	NA	NA	24.4	35.3	159.7	(2.1)	(1.9)	(1.1)
Analyst Projections FY+2	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11	12/31/11				06/30/12	06/30/12	06/30/12
Revenues	$ 321.6	$ 683.8	$ 402.2	NA	$ 86.5	$ 746.0	$ 141.3	$ 295.0	NA	NA	NA	$ 86.5	$ 321.6	$ 746.0	$ 22.5	$ 17.2	$ 17.2
EBITDA	59.1	192.2	42.9	NA	NA	61.9	42.2	29.8	NA	NA	NA	29.8	51.0	192.2	(0.3)	(1.6)	(0.8)
Projected Revenue Growth																	
Projected Year 1	7.5%	24.3%	5.3%	NA	13.3%	2.7%	8.4%	0.9%	NA	NA	NA	0.9%	7.5%	24.3%	27.5%	17.2%	17.2%
Projected Year 2	7.3%	8.3%	11.6%	NA	11.5%	12.0%	14.1%	0.5%	NA	NA	NA	0.5%	11.5%	14.1%	38.3%	15.2%	15.2%
Projected EBITDA Growth																	
Projected Year 1	-0.2%	34.6%	3.5%	NA	NA	23.3%	50.2%	118.3%	NA	NA	NA	-0.2%	29.0%	118.3%	NM	NM	NM
Projected Year 2	10.3%	20.3%	15.7%	NA	NA	153.8%	25.6%	-8.2%	NA	NA	NA	-8.2%	18.0%	153.8%	NM	NM	NM
Projected EBITDA Margin																	
Projected Year 1	17.9%	26.0%	10.3%	NA	NA	3.7%	27.1%	11.0%	NA	NA	NA	3.7%	14.5%	27.1%	-13.1%	-12.9%	-7.2%
Projected Year 2	18.4%	28.9%	10.7%	NA	NA	8.3%	29.9%	10.1%	NA	NA	NA	8.3%	14.5%	29.9%	-1.4%	-9.2%	-4.9%

	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX			
Estimated Long-Term Earnings Growth Rate	NA	9.0%	20.0%	NA	NA	14.5%	20.0%	15.0%	NA	NA	15.0%	9.0%	15.0%	20.0%

[1] Includes Interest and Dividend Income.

[2] Guideline Company Interest and Dividend Income based on latest fiscal year end Interest and Dividend Income.

This schedule was compiled from financial information provided to us by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

PUBLIC COMPANY METHOD
COMPARATIVE STATEMENTS OF NORMALIZED INCOME
COMMON SIZE ANALYSIS

TICKER	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX				
COMPANIES	Manhattan Associates, Inc.	JDA Software Group Inc.	EMS Technologies Inc.	Astea International Inc.	Network Equipment Technologies Inc.	Intermec, Inc.	Dynavox Inc.	RadiSys Corporation	Andrea Electronics Corp.	Cimetrix Inc.	Cognex Corp.				Voxware, Inc.
Latest Twelve Months	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Jun-10	Jun-10	Jun-10	Jul-10	Low	Median	High	7/31/2010
$ Millions															
Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	41.4%	37.7%	64.5%	64.5%	58.4%	61.6%	24.4%	67.8%	42.2%	22.9%	28.0%	22.9%	42.2%	67.8%	38.7%
Gross Profit	58.6%	62.3%	35.5%	35.5%	41.6%	38.4%	75.6%	32.2%	57.8%	77.1%	72.0%	32.2%	57.8%	77.1%	61.3%
Operating Expenses	39.1%	38.4%	24.8%	44.2%	68.6%	35.3%	55.3%	27.1%	47.2%	57.3%	52.9%	24.8%	44.2%	68.6%	69.9%
Operating Profit	19.5%	23.9%	10.8%	-8.7%	-27.0%	3.1%	20.3%	5.1%	10.6%	19.8%	19.0%	-27.0%	10.8%	23.9%	-8.6%
Depreciation & Amortization	3.6%	9.4%	5.7%	3.1%	4.5%	2.4%	0.0%	4.8%	10.4%	1.2%	4.4%	0.0%	4.4%	10.4%	2.1%
Interest Expense	0.0%	2.9%	0.6%	0.0%	3.3%	0.2%	6.0%	0.8%	0.0%	2.7%	0.0%	0.0%	0.6%	6.0%	0.4%
Other Inc(Exp)															
Non-op Inc(Exp)	-0.1%	0.4%	-0.2%	0.3%	1.9%	0.2%	-0.7%	0.3%	0.2%	0.0%	0.0%	-0.7%	0.2%	1.9%	0.0%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Special Items	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Other Income	-0.1%	0.4%	-0.2%	0.3%	1.9%	0.2%	-0.7%	0.3%	0.2%	0.0%	0.0%	-0.7%	0.2%	1.9%	0.0%
Pretax Income	15.8%	11.9%	4.3%	-11.5%	-32.8%	0.7%	13.7%	-0.1%	0.4%	15.9%	14.6%	-32.8%	4.3%	15.9%	-11.1%
Income Taxes (recomputed)	4.3%	3.5%	1.0%	0.0%	0.0%	0.6%	1.0%	0.0%	-1.8%	0.0%	1.7%	-1.8%	0.6%	4.3%	0.0%
Adj. Net Income	11.6%	8.4%	3.3%	-11.5%	-32.8%	0.0%	12.7%	-0.1%	2.3%	15.9%	13.0%	-32.8%	3.3%	15.9%	-11.1%
Interest and Dividend Income	0.1%	0.2%	0.1%	0.3%	1.8%	0.2%	0.0%	0.3%	0.2%	0.0%	0.6%	0.0%	0.2%	1.8%	
Adjusted Cash Flow	15.1%	17.8%	9.0%	-8.4%	-28.4%	2.4%	12.7%	4.6%	12.6%	17.1%	17.4%	-28.4%	12.6%	17.8%	-9.0%
Adjusted EBITDA	19.3%	24.1%	10.5%	-8.7%	-26.9%	3.1%	19.6%	5.1%	10.6%	19.8%	18.4%	-26.9%	10.6%	24.1%	-8.6%
Adjusted EBIT	15.7%	14.6%	4.7%	-11.8%	-31.4%	0.7%	19.6%	0.3%	0.2%	18.7%	14.1%	-31.4%	4.7%	19.6%	-10.7%
Adjusted Debt-Free Net Income	11.6%	9.3%	3.4%	-11.5%	-32.8%	0.2%	13.1%	-0.1%	2.3%	15.9%	13.0%	-32.8%	3.4%	15.9%	-11.1%
Adjusted Debt-Free Cash Flow	15.1%	18.7%	9.2%	-8.4%	-28.4%	2.6%	13.1%	4.6%	12.6%	17.1%	17.4%	-28.4%	12.6%	18.7%	-9.0%

This schedule was compiled from financial information provided to us by the client or outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

CAPITAL MARKET DATA
In Millions (Except Share Price)

TICKER	MANH	JDAS	ELMG	ATEA	NWK	IN	DVOX	RSYS	ANDR	CMXX	CGNX			
COMPANIES	Manhattan Associates, Inc.	JDA Software Group Inc.	EMS Technologies Inc.	Astea International Inc.	Network Equipment Technologies Inc.	Intermec, Inc.	Dynavox Inc.	RadiSys Corporation	Andrea Electronics Corp.	Cimetrix Inc.	Cognex Corp.			
Market Capitalization as of	9/7/10	9/7/10	9/7/10	9/7/10	9/7/10	9/7/10	9/7/10	9/7/10	9/7/10	9/7/10	9/7/10	Low	Median	High
EQUITY														
Common Equity														
Market Price Per Common Share														
CLOSING PRICE	$ 27.34	$ 24.37	$ 15.54	$ 2.11	$ 2.97	$ 11.52	$ 9.72	$ 9.29	$ 0.06	$ 0.20	$ 20.45			
Common Shares Outstanding	22.1	41.8	15.3	3.6	30.0	61.9	9.4	24.2	63.7	44.5	39.7			
Equity Control Premium/Risk Adjustment	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0			
Market Value of Common Equity	603.5	1,018.7	237.7	7.5	89.1	712.6	91.2	224.6	5.1	8.9	811.6	5.1	224.6	1,018.7
Preferred Equity [1]														
Shares Outstanding at Valuation Date														
Preferred Share Price														
Fair Market Value of Preferred Stock	-	-	-	0.0	-	-	-	-	0.0	-	-			
Fair Market Value of Total Equity	603.5	1,018.7	237.7	7.5	89.1	712.6	91.2	224.6	5.1	8.9	811.6	5.1	224.6	1,018.7
OTHER														
Add (Subtract)														
Excess Assets	-	-	-	-	-	-	-	-	-	-	-			
Minority Interest	-	-	-	-	-	-	-	-	-	-	-			
INTEREST BEARING DEBT (Current & LT)	-	272.5	39.1	-	34.3	-	48.2	67.3	0.1	0.8	-	-	0.8	272.5
TOTAL INVESTED CAPITAL (TIC)	603.5	1,291.1	276.8	7.5	123.4	712.6	139.4	291.9	5.2	9.7	811.6	5.2	276.8	1,291.1
Add (Subtract)														
Cash	(117.7)	(146.2)	(44.8)	(3.5)	(75.1)	(223.2)	(20.8)	(122.0)	(2.1)	(0.4)	(135.3)	(223.2)	(75.1)	(0.4)
TOTAL ENTERPRISE VALUE CAPITAL (EV)	485.9	1,144.9	232.0	4.0	48.3	489.3	118.6	169.9	3.2	9.3	676.3	3.2	169.9	1,144.9

[1] Book value is used unless share and price information is included.

This schedule was compiled from financial information provided to us by outside sources.
CBIZ Valuation Group assumes no responsibility for the accuracy or completeness of such information.

Contact Information

Gregory R. Watts

CBIZ Valuation Group, LLC

Valuation, Financial Advisory & Litigation Support

Managing Director
1009 Lenox Drive, Suite 105
Lawrenceville, NJ 08648
gwatts@cbiz.com
609-895-5315